Exhibit 20.2
WFS FINANCIAL 2005-1 OWNER TRUST
Distribution Date Statement
for Collection Period ended November 30, 2005
for Distribution Date of December 19, 2005

			DOLLARS
COLLECTIONS
Principal Payments Received			42,856,761.10
Interest Payments Received			10,134,621.08

Total Payments received			52,991,382.18
Plus / (Less) :
Net Servicer Advances			59,670.37
Investment Earnings on funds in the Collection Account			172,995.23

Net Collections			53,224,047.78
Plus / (Less) :
Funds in Spread Account			8,025,795.98

Total Available Funds			61,249,843.76

DISTRIBUTIONS

Servicing Fee		1,182,741.00
Trustee and Other Fees		3,538.76

Total Fee Distribution			1,186,279.76

Note Interest Distribution Amount — Class A-1	0.00
Note Interest Distribution Amount — Class A-2	484,293.23
Note Interest Distribution Amount — Class A-3	1,525,750.00
Note Interest Distribution Amount — Class A-4	722,400.00

	2,732,443.23

Note Principal Distribution Amount — Class A-1	0.00
Note Principal Distribution Amount — Class A-2	35,970,491.78
Note Principal Distribution Amount — Class A-3	0.00
Note Principal Distribution Amount — Class A-4	0.00

	35,970,491.78
Total Class A Interest and Principal Distribution			38,702,935.01

Note Interest Distribution Amount — Class B-1	154,643.81
Note Principal Distribution Amount — Class B-1	1,948,085.87

Total Class B Interest and Principal Distribution			2,102,729.68

Note Interest Distribution Amount — Class C-1	168,433.62
Note Principal Distribution Amount — Class C-1	2,077,363.88

Total Class C Interest and Principal Distribution			2,245,797.50

Note Interest Distribution Amount — Class D-1	146,283.25
Note Principal Distribution Amount — Class D-1	1,685,071.99

Total Class D Interest and Principal Distribution			1,831,355.24

Spread Account Deposit			15,180,746.57

Total Distributions			61,249,843.76

WFS FINANCIAL 2005-1 OWNER TRUST
Distribution Date Statement
for Collection Period ended November 30, 2005
for Distribution Date of December 19, 2005

	# of loans
PORTFOLIO DATA:

Beginning Aggregate Principal Balance		77,070		1,135,430,998.73

Less: Principal Payments			(19,774,393.21)
Full Prepayments		(2,081)	(19,689,688.24)
Partial Prepayments		—	—
Liquidations		(354)	(5,114,542.64)

				(44,578,624.09)

Ending Aggregate Principal Balance		74,635		1,090,852,374.64
Ending Outstanding Principal Balance of Notes				1,019,946,970.29

Excess (Current Overcollateralization Amount)				70,905,404.35
Overcollateralization Level				6.50%

Overcollateralization Amount				70,905,404.35

OTHER RELATED INFORMATION:

Spread Account:

Beginning Balance			8,000,000.00
Investment earnings on funds in spread account			25,795.98
Less: Funds included in Total Available Funds			(8,025,795.98)
Deposits			15,180,746.57
Excess Spread Amount			(7,180,746.57)

Ending Balance				8,000,000.00

Beginning Initial Deposit			—
Repayments			—

Ending Initial Deposit				—

Servicer Advances:
Beginning Unreimbursed Advances			1,321,605.09
Net Advances			59,670.37

				1,381,275.46

Net Charge-Off Data:
Charge-Offs			15,234,374.98
Recoveries			(3,872,613.24)

Net Charge-Offs				11,361,761.74

Delinquencies ( P&I):	# of loans
30-59 Days		1,660	18,615,430.98
60-89 Days		449	5,490,194.19
90-119 Days		183	2,165,310.18
120 days and over		7	119,121.14

Repossessions		105	906,878.33

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the Sale and Servicing Agreement)		—		—

Cumulative Charge-Off Percentage				0.71%

WAC				11.1409%
WAM				54.576

WFS FINANCIAL 2005-1 OWNER TRUST
Distribution Date Statement
for Collection Period ended November 30, 2005
for Distribution Date of December 19, 2005

		Beginning		Remaining	Total
	Original	Outstanding	Principal	Outstanding	Principal
	Principal	Principal	Distribution	Principal	and Interest
Classes	Balance	Balance	Amount	Balance	Distribution
A-1	267,000,000.00	0.00	0.00	0.00	0.00
A-2	375,000,000.00	182,179,272.88	35,970,491.78	146,208,781.10	36,454,785.01
A-3	510,000,000.00	510,000,000.00	0.00	510,000,000.00	1,525,750.00
A-4	224,000,000.00	224,000,000.00	0.00	224,000,000.00	722,400.00
B-1	60,000,000.00	49,618,334.64	1,948,085.87	47,670,248.77	2,102,729.68
C-1	64,000,000.00	52,911,084.54	2,077,363.88	50,833,720.66	2,245,797.50
D-1	52,000,000.00	42,919,291.75	1,685,071.99	41,234,219.76	1,831,355.24
TOTAL	1,552,000,000.00	1,061,627,983.81	41,681,013.52	1,019,946,970.29	44,882,817.43

		Note Monthly		Total
		Interest	Prior	Interest	Interest	Current
Note	Interest	Distributable	Interest	Distributable	Distribution	Interest
Classes	Rate	Amount	Carryover	Amount	Amount	Carryover
A-1	2.75000%	0.00	0.00	0.00	0.00	0.00
A-2	3.19000%	484,293.23	0.00	484,293.23	484,293.23	0.00
A-3	3.59000%	1,525,750.00	0.00	1,525,750.00	1,525,750.00	0.00
A-4	3.87000%	722,400.00	0.00	722,400.00	722,400.00	0.00
B-1	3.74000%	154,643.81	0.00	154,643.81	154,643.81	0.00
C-1	3.82000%	168,433.62	0.00	168,433.62	168,433.62	0.00
D-1	4.09000%	146,283.25	0.00	146,283.25	146,283.25	0.00
TOTAL		3,201,803.91	0.00	3,201,803.91	3,201,803.91	0.00

WFS FINANCIAL 2005-1 OWNER TRUST
Officer’s Certificate
for Collection Period ended November 30, 2005
for Distribution Date of December 19, 2005

Detailed Reporting
See Schedule F
WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of November 30, 2005 and were performed in conformity with the Sale and Servicing Agreement dated January 01, 2005.

Lori Bice
Vice President
Director Technical Accounting

Keith Palmer
Senior Vice President
Treasurer